Exhibit 10.3



                               ASSET PURCHASE AGREEMENT


                                     BY AND AMONG


                           WARNER INSURANCE SERVICES, INC.,

                             THE ROBERT PLAN CORPORATION

                                         AND


                                  MDA SERVICES, INC.




                              DATED AS OF MARCH 1, 1996

                               ASSET PURCHASE AGREEMENT


                    THIS ASSET PURCHASE AGREEMENT is made as of this 1st day of March, 1996, by and among WARNER INSURANCE SERVICES, INC., a Delaware corporation ("Seller"), MDA SERVICES, INC., a New Jersey corporation ("Purchaser"), and THE ROBERT PLAN
          CORPORATION, a Delaware corporation ("Robert Plan").


                                 W I T N E S S E T H:


                    WHEREAS, Seller owns and operates an insurance services business which provides underwriting, policy maintenance, claims adjustment and other administrative services to the automobile insurance industry (the "Business") known as the Insurance Services Group of Seller ("ISG"); and

                    WHEREAS, Seller desires to sell and transfer to Purchaser, a wholly-owned subsidiary of Robert Plan, and Purchaser desires to purchase and acquire from Seller, all of Seller's right, title and interest in and to the tangible and intangible assets of Seller relating to the Business, and Purchaser desires to enter into new insurance services contracts with certain of the customers of Seller, all upon the terms and conditions herein set forth; and

                    WHEREAS, contemporaneously herewith Seller is entering into a Restructuring Agreement (the "Restructuring Agreement") with Atlantic Employers Insurance Company, Pacific Employers Insurance Company, Electric Insurance Company (sometimes individually herein referred to as a "Customer" or collectively as the "Customers"), Robert Plan, Material Damage Adjustment Corporation, Lion Insurance Company and National Consumer Insurance Company (sometimes herein individually called a "Releasee" or collectively, the "Releasees") pursuant to which Seller is inducing the Customers (i) to release Seller from existing insurance services contracts between Seller and each such Customer (the "Services Contracts"), and (ii) to enter into new insurance services contracts with Purchaser on revised terms (the "New Services Contracts"), and pursuant to which Seller and the Releasees are settling certain lawsuits among them.

                    NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                      ARTICLE 1

                             PURCHASE AND SALE OF ASSETS

                    1.1  Purchase and Sale of Assets.
                         ---------------------------   Subject to the terms
          and conditions hereof, on the Closing Date (as hereinafter defined), Seller agrees to and shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to and shall acquire from Seller, all of Seller's right, title and interest in and to the properties, assets and rights comprising, relating to or used in the Business (said properties, assets and rights being referred to collectively as the "Purchased Assets"), said Purchased Assets being listed below:

                    (a) all tangible personal property, equipment and computer hardware (collectively, the "Equipment") as listed and described on Schedule 1.1(a) hereto;

                    (b)  all books, records and files or other
          documentation as listed and described on Schedule 1.1(b) hereto;

                    (c) all methods of operation and manuals, patents, trademarks, trade names, trade secrets, know-how and all other intellectual property of Seller, and all applications for the same, as listed and described on Schedule 1.1(c) hereto;

                    (d) all technology, computer programs, computer software, source codes and master disks containing such codes, licenses, permits and other proprietary information of Seller, and all technology and know-how agreements, and licensing arrangements, as listed and described on Schedule 1.1(d) hereto;

                    (e) the lease for real property (the "Lease") and the leases for personal property ("Personal Property Leases") as listed and described on Schedule 1.1(e) hereto (collectively the "Leases");

                    (f) all customer contracts, franchise agreements, as listed on Schedule 1.1(f) hereto, the Personal Property Leases, as listed and described on Schedule 1.1(e) hereto, those certain data processing contracts set forth and described on Exhibit A hereto (the "Data Processing Contracts"), and all permits (all of which contracts and agreements are hereinafter collectively referred to as the "Assigned Contracts"); and

                    (g)  all customer lists and vendor lists as listed on
          Schedule 1.1(g) hereto, including all goodwill related to the Business.

                    1.2  Excluded Assets.
                         ---------------   The Purchased Assets shall
          exclude all other assets of Seller not identified in Section 1.1 hereof or on the Schedules referred to therein, and Seller shall retain all of its right, title and interest in and to all of, and shall not transfer to Purchaser, such assets, rights and properties, including, without limitation, the following (said assets being referred to collectively as the "Excluded Assets"):

                    (a) all investments and cash on hand or in transit and in the bank accounts of Seller;

                    (b) Seller's right to any refund of any tax, charge, fee, duty, levy or other assessment, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property, sales, use, franchise, excise, value added, stamp, leasing, lease, user, equalization, windfall profits, severance, employees' income withholding, unemployment and Social Security taxes and other withholding taxes, which are imposed by any Governmental Authority (as defined in Section 3.1(b) herein), and including any interest, penalties or additions to tax attributable thereto;

                    (c) all billed and unbilled costs and accounts, notes, fees, commissions, and all other receivables payable to Seller in respect of insurance services rendered by Seller prior to the Closing Date, including, but not limited to, those accounts and receivables listed on Schedule 1.2(c) hereto;

                    (d) all of Seller's right to the LAD Servicing Carrier security deposit in the amount of $250,000 required by the State of New Jersey Department of Insurance, including any interest thereon;

                    (e) all of Seller's rights in COVER-ALL Systems, Inc., Warner Information Technologies, Inc., Alerion Insurance Company and all insurance policies; and

                    (f) all of the furniture, fixtures and equipment listed and described on Schedule 1.2(f) hereto.

                    1.3  Assumption of Liabilities and Obligations by
                         --------------------------------------------
          Purchaser.
          ---------   On the Closing Date, Purchaser shall (i) pursuant to
          the Assignment and Assumption Agreement in, or substantially in, the form annexed hereto as Exhibit C (the "Assignment and Assumption Agreement"), assume and agree to pay, perform and discharge when due the liabilities and obligations of Seller under the Assigned Contracts and the liability of Seller to pay the accrued vacation pay in an aggregate amount of $167,000 with respect to the employees listed on Schedule 1.3 hereto (the "Additional Liability"); and (ii) pursuant to the Assignment and Assumption of Lease, in, or substantially in, the form annexed hereto as Exhibit D (the "Assignment and Assumption of Lease"), assume and agree to pay, perform and discharge when due the liabilities and obligations of Seller under the real property Lease listed and described on Schedule 1.1(e) hereto; provided,
                                                                --------
          however, that Purchaser shall not be obligated to assume on the
          -------
          Closing Date, the Lease or any Assigned Contract or other obligation of Seller, which, in Purchaser's reasonable opinion
          (i) requires by agreement or law the written consent of any party thereto for assignment and assumption to be fully effective, if such written consent has not been duly obtained and delivered, or
          (ii) is not the subject of a written "estoppel letter" of each party thereto other than Seller stating that there is no material default by Seller thereunder or with respect thereto known to such party or believed by such party to exist, or waiving the same. Seller agrees that on the Closing Date, Seller shall make a cash payment to Purchaser in the amount of $67,000 which sum shall be applied by Purchaser towards its obligation to pay the full amount of the Additional Liability as the same shall become due and payable by Purchaser from time to time following the Closing Date.

                    1.4  Liabilities and Obligations not Assumed by
                         ------------------------------------------
          Purchaser.
          ---------   Except as specifically and expressly provided for in
          this Agreement, Purchaser shall not, by any agreement, circumstance or operation of law, become primarily or secondarily obligated or liable for, nor will it assume or be required to pay, perform, or discharge any obligation of Seller (whether or not disclosed, contingent, material or otherwise, and whether or not incidental to or associated with any asset, the Business, or any other business of Seller). Without limiting the generality of the foregoing, Purchaser shall not be liable for or assume (i) any federal, state or local tax imposed upon or payable by Seller as a result of any sale or transaction, or with respect to any period or the income earned therein; (ii) any obligation of Seller based upon events occurring, acts taken, or services performed prior to the Closing Date (notwithstanding the date of claim therefor or thereon); (iii) any obligation to make any refund, payment or adjustment relating to or retroactive to any period prior to the Closing Date; and (iv) any obligation for employment or related acts, omissions, policies or practices of Seller prior to or after the Closing Date. Seller shall pay and file any returns for any sales, use, or similar transaction tax, imposed upon any sale, assignment or assumption contemplated hereunder. Except as expressly and specifically provided for in this Agreement, there are no third party beneficiaries of this Agreement or of any instrument delivered to Seller hereunder. Seller further agrees that, following the Closing Date, it shall incur and pay all moving costs and refurbishing expenses relating to the relocation of furniture, fixtures, related equipment and employees of COVER-ALL Systems, Inc. and of Seller not related to the Business from the leasehold premises located at 17-01 Pollitt Drive, which premises are being taken over by Purchaser on the Closing Date, to the leasehold premises located at 18-01 Pollitt Drive; provided, however, that in no event shall Seller be liable
                 --------  -------
          for the payment of any moving or other related costs and expenses in connection with establishing Purchaser's ISG operation at the leasehold premises located at 17-01 Pollitt Drive including, but not limited to, relocating the ISG employees hired by Purchaser and related furniture, fixtures and equipment from the leasehold premises located at 18-01 Pollitt Drive and the leasehold premises located in Somerset, New Jersey to the leasehold premises located at 17-01 Pollitt Drive.


                                      ARTICLE 2

               CLOSING; CONSIDERATION FOR TRANSFER OF PURCHASED ASSETS

                    2.1  Closing Date.
                         ------------   The closing of the transactions
          provided for herein (the "Closing") will take place on March 1, 1996 at 10:00 A.M. at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 or on such other date and at such other time as the parties may mutually agree upon (the "Closing Date").

                    2.2  Consideration for Transfer of Purchased Assets.
                         ----------------------------------------------
          In consideration of the execution and delivery of the Restructuring Agreement by Seller, Robert Plan and the other parties thereto, of the Mutual General Release by each of the Releasees, in the form annexed to the Restructuring Agreement as Exhibit D, of the settlement and dismissal of certain Lawsuits among Seller and the Releasees, pursuant to the Stipulation, in the form annexed to the Restructuring Agreement as Exhibit C, of Purchaser and Customers entering into the New Service Contracts, and in consideration of the Purchaser and Robert Plan executing and delivering this Agreement and performing its obligations hereunder, Seller shall transfer and deliver the Purchased Assets to the Purchaser.


                                      ARTICLE 3

                            REPRESENTATIONS AND WARRANTIES

                    3.1  Representations and Warranties of Seller.
                         ----------------------------------------   In
          order to induce Purchaser to enter into and perform this Agreement, Seller hereby represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

                    (a)  Due Incorporation; Authority.
                         ----------------------------   Seller is a
          corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement and all of the other agreements to be executed by it in connection with or pursuant to this Agreement, including the assumption and transfer documents required hereunder (all collectively, the "Related Agreements"). Seller is qualified to do business and is in good standing as a foreign corporation in the jurisdictions set forth on Schedule 3.1(a) hereto, which are the jurisdictions in which the character and location of the Purchased Assets, or the nature of the Business transacted by it, or both, require such qualification.

                    Seller's execution, delivery, and performance of this Agreement and the Related Agreements have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and this Agreement constitutes, and when executed and delivered by Seller, each of the Related Agreements will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms against Seller, except to the extent that such validity, binding effect or enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general equitable principles.

                    (b)  No Restrictions Against Performance.
                         -----------------------------------   Except as
          set forth on Schedule 3.1(b) hereto, neither the execution and delivery of this Agreement or the Related Agreements by Seller, nor the performance of the obligations of Seller hereunder or thereunder, nor the consummation of the transactions contemplated in this Agreement or in the Related Agreements will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under, (i) Seller's Certificate of Incorporation, as amended, or By-Laws, as amended;
          (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is or may be applicable to Seller or to any of the Purchased Assets; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Seller is a party or by which Seller or any of the Purchased Assets is or may be bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency (collectively, a "Governmental Authority") by which Seller or any of the Purchased Assets is or may be bound. The execution and delivery of this Agreement and the Related Agreements by Seller and the performance by Seller of the transactions contemplated herein and therein will not constitute an act of bulk sale, bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors.

                    (c)  Third-Party and Governmental Consents.
                         -------------------------------------   Except as
          set forth on Schedule 3.1(c) hereto, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any Governmental Authority or other third party is required on the part of Seller in connection with the execution and delivery of this Agreement or the Related Agreements, or the consummation of the transactions contemplated hereby or thereby.

                    (d)  Validity of Lease and Assigned Contracts.
                         ----------------------------------------   The
          Lease and the Assigned Contracts are valid and in full force and effect and constitute the legal, valid and binding obligations of Seller and the other parties thereto, enforceable against the other parties thereto in accordance with their respective terms, and there are no existing violations or defaults by Seller and no event, act or omission has occurred which (with or without notice or lapse of time or both) would result in a violation or default thereunder. No other party to the Lease or any Assigned Contract has asserted the right, and no basis exists for the assertion of any enforceable right, to renegotiate, or cancel or terminate prior to the full term thereof, any of the terms or conditions of the Lease or any of the Assigned Contracts, nor does Seller have any knowledge that any party to the Lease or any of the Assigned Contracts intends not to renew such Lease or Assigned Contract upon termination of its current term. Except as set forth on
          Schedule 3.1(d) hereto, all of Seller's rights to and under the Lease and the Assigned Contracts are fully and freely assignable by Seller to Purchaser and no consent of any party to the Lease or any of the Assigned Contracts is required for the execution, delivery or performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby. Seller has heretofore delivered to Purchaser true, correct and complete copies of the Lease and all of the Assigned Contracts. Seller has not failed to perform any Assigned Contract in such a prudent, timely, systematic and workmanlike manner as would cause Purchaser in its performance thereof and as contemplated by this Agreement, to incur material, unusual or extraordinary obligations to cure or rectify such failure.

                    (e)  Title to the Purchased Assets.
                         -----------------------------   Except as
          otherwise identified on Schedule 3.1(e) hereto, Seller has, and pursuant to this Agreement will convey, sell, transfer, assign and deliver to Purchaser, all Seller's title, and good, valid, marketable, legal and beneficial title to all of the Purchased Assets, free and clear of all liens, liabilities, claims, security interests, mortgages, pledges, agreements, obligations, restrictions, options or other encumbrances of any nature whatsoever, whether absolute, legal, equitable, accrued, contingent or otherwise, including, without limitation, any rights of first refusal as to any of the Purchased Assets (collectively, "Liens"). There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person or entity other than Purchaser to acquire any interest in all, or any part of, the Purchased Assets. All Seller's leasehold or other executory interests in and to the Purchased Assets are fully and freely assignable, except as set forth in Schedule 3.1(e) hereto.

                    (f)  Trademark Rights; Proprietary Information.
                         -----------------------------------------
          Schedule 1.1(c) and Schedule 1.1(d) hereto contain a true, correct and complete list of all patents, trademarks, trade names, service marks, copyrights (including any registrations of or pending applications for any of the foregoing), methods of operation and manuals, trade secrets, customer lists, computer programs, computer software, master disk of source codes, licenses, royalty or other agreements relating thereto and all other intangible assets, properties and rights used by Seller in the conduct of the Business or any part of the Purchased Assets (collectively, the "Intellectual Property"). Except as disclosed on Schedule 3.1(f) hereto:

               (i) all of the Intellectual Property is owned by Seller free and clear of all Liens, and is not subject to any license, royalty or other agreement;

               (ii) none of the Intellectual Property has been or is the subject of any pending or threatened litigation or claim of infringement;

               (iii) the Purchased Assets do not infringe any patent, trademark, service mark, trade name, copyright, trade secret or confidential or proprietary rights of another, and Seller has not received any notice contesting Seller's right to use any Intellectual Property;

               (iv) Seller has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property; and

               (v) Seller owns or possesses adequate rights in perpetuity in and to all Intellectual Property necessary to conduct the Business.

                    (g)  Litigation.
                         ----------   Except as set forth on Schedule
          3.1(g), there is no judicial or administrative action, suit or proceeding pending or threatened against or relating to Seller, the Purchased Assets or the transactions contemplated hereby, before any federal, state or local court, arbitration tribunal or Governmental Authority, which could or might, individually or in the aggregate, materially adversely affect Seller, the Purchased Assets or the transactions contemplated hereby, and Seller is not aware of any facts or circumstances which may give rise to any of the foregoing. There are no claims, actions, suits, proceedings or investigations pending or threatened by or against Seller with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and Seller has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.
          Seller is not the subject of any order, judgment, decree, injunction or stipulation of any court or other Governmental Authority.

                    (h)  Compliance with Laws; Permits.
                         -----------------------------   During the three
          (3) year period preceding the date hereof, Seller has complied in all material respects with all applicable federal and state domestic and foreign laws, rules, regulations, judgments, orders and other legal requirements (including, but not limited to, those relating to environmental, safety and labor matters) affecting the Business. Schedule 3.1(h) hereto sets forth a true, correct and complete list of all permits, licenses, franchises, orders, certificates and approvals (collectively, the "Permits") of any federal, state or local regulatory or Governmental Authority relating to the Purchased Assets or the Business. The Permits constitute all permits, licenses, franchises, orders, certificates and approvals which are required for the lawful operation of the Business and the operation of the Purchased Assets. Seller is in compliance in all material respects with all such Permits and Seller owns or has owned or had valid Permits to use all properties, tangible or intangible, necessary for the conduct of the Business and the operation of the Purchased Assets in the manner in which they are presently conducted and operated. Except for the LAD Servicing Carrier security deposit in the amount of $250,000, required by the State of New Jersey Department of Insurance in connection with performing services as a LAD Servicing Carrier, which is an Excluded Asset pursuant to Section 1.2(d) hereof, and except as otherwise disclosed on Schedule 3.1(h) hereto, all such Permits, if any, are freely assignable by Seller to Purchaser and will continue as valid Permits to allow the continuation of the Business by Purchaser as it is now conducted by Seller, without interruption, following the Closing and that, to the best of Seller's knowledge, assignment of such Permits would not require any bonding or financial qualification of Purchaser nor does Seller know of any reason why Purchaser would not qualify for assignment thereof.

                    (i)  Conduct of Business through the Closing Date.
                         --------------------------------------------   For
          the period commencing on the date hereof and ending on the Closing Date, Seller (i) will conduct the Business in its ordinary course, but will not increase the rate of salary or benefits to any employee of ISG or make any unusual or unnecessary commitments or enter into any leases relating to the Business, or enter into any data processing or policy or claims servicing contracts relating to the Business, and will endeavor to maintain the Business substantially as it is on the date hereof, and (ii) will not effect any transaction materially adversely affecting its ability to effect the transactions contemplated by this Agreement.

                    (j)  Condition and Sufficiency of Purchased Assets.
                         ---------------------------------------------
          All of the tangible assets and properties of Seller, whether owned or leased, relating to the Business or constituting a portion of the Purchased Assets have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. The Purchased Assets as listed in the schedules annexed hereto constitute all of the tangible and intangible assets comprising, related to, or used in the Business, and all the assets required for the operation of the Business as presently conducted, except for the LAD Servicing Carrier security deposit in the amount of $250,000 required by the State of New Jersey Department of Insurance, which is an Excluded Asset pursuant to Section 1.2(d) hereof, and except to the extent of certain real estate leases used in the operation of the Business which are not being assumed by Purchaser and certain employees of the Business who will not be offered employment by Purchaser.

                    (k)  Employees.
                         ---------   Schedule 3.1(k) hereto contains a
          true, correct and complete list of all of the employees related to the Business which Seller currently employs, listing, with respect to each such employee, the employee number, title and division.

                    (l)  Solvency of Seller.
                         ------------------   Seller represents and
          warrants that it is receiving fair and adequate consideration, as a result of arms length negotiations, for the transfer of the Purchased Assets as set forth in Section 2.2 hereof. Seller further represents and warrants that its current net worth deficit should be decreased as a result of the consummation of the transactions contemplated by this Agreement and the Restructuring Agreement, and that Seller currently intends and believes it will be able to pay its retained liabilities in accordance with their terms as they mature.

                    (m)  No Misstatements or Omissions.
                         -----------------------------   No representation
          or warranty made in this Agreement or on any Schedule hereto by Seller is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein or therein not misleading in any material respect. All of the Schedules hereto applicable to Seller will constitute representations and warranties by Seller herein. All representations, covenants and warranties made by or on behalf of Seller in this Agreement will be deemed to have been relied upon by Purchaser (notwithstanding any investigation by Purchaser).

                    3.2  Representations and Warranties of Purchaser.
                         -------------------------------------------   In
          order to induce Seller to enter into and perform this Agreement, Purchaser hereby represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date, as follows:

                    (a)  Due Incorporation; Authority.
                         ----------------------------   Purchaser is a
          corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. Purchaser has all requisite power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement and, as appropriate, the Related Agreements.

                    Purchaser's execution, delivery, and performance of this Agreement and the Related Agreements have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes, and each of the Related Agreements when executed and delivered by Purchaser, will constitute, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms against Purchaser, except to the extent that such validity, binding effect or enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general equitable principles.

                    (b)  No Restrictions Against Performance.
                         -----------------------------------   Neither the
          execution and delivery of this Agreement or, as appropriate, the Related Agreements by Purchaser, nor the performance of the obligations of Purchaser hereunder or thereunder, nor the consummation of the transactions contemplated in this Agreement or in the Related Agreements will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under, (i) Purchaser's Certificate of Incorporation or By-Laws; (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is or may be applicable to Purchaser; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Purchaser is a party or by which Purchaser is or may be bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any Governmental Authority by which Purchaser is or may be bound.

                    (c)  No Misstatements or Omissions.
                         -----------------------------   No representation
          or warranty made in this Agreement or on any Schedule hereto by Purchaser is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein or therein not misleading in any material respect. Schedule 4.2(d) hereto constitutes representations and warranties by Purchaser herein. All representations, covenants and warranties made by or on behalf of Purchaser in this Agreement will be deemed to have been relied upon by Seller (notwithstanding any investigation by Seller).


                                      ARTICLE 4

                                      COVENANTS

                    4.1  Covenants of Seller.
                         -------------------

                    (a)  Implementing Agreement.
                         ----------------------   Subject to the terms and
          conditions hereof, Seller shall use its best efforts to take all actions required of it to fulfill its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby.

                    (b)  Further Assurances.
                         ------------------   Seller shall, without further
          consideration, execute and deliver following the execution and delivery of this Agreement such other instruments of transfer and take such other actions as Purchaser may reasonably request in order to put Purchaser in possession of, and to vest in Purchaser, the warranted title to the Purchased Assets in accordance with this Agreement and to consummate the transactions contemplated hereby.

                    (c)  Consents and Approvals.
                         ----------------------   Seller shall, prior to
          the Closing Date, obtain all consents, approvals, certificates and other documents required in connection with the performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, including all such consents and approvals referred to in Schedule 3.1(d) as required under the Lease or any of the Assigned Contracts. Seller shall make all filings, applications, statements and reports to all Governmental Authorities and other persons which are required to be made prior to the Closing Date by or on behalf of Seller pursuant to any applicable law, contract or lease in connection with this Agreement and the transactions contemplated hereby.

                    (d)  Concurrent Execution.
                         --------------------   Seller covenants and agrees
          to enter into the Restructuring Agreement, and pursuant to the Restructuring Agreement and as required thereby, on the Closing Date, to execute the Stipulation, the Mutual General Release, the CWP Assignment and the Services Contract Releases.

                    (e)  Employees of Seller.
                         -------------------   Seller covenants and agrees
          that it will not offer continued employment on terms and conditions more favorable than those offered by Purchaser to any current employees of Seller selected by Purchaser for hire by Purchaser for the purpose of enabling Purchaser to carry on the Business as previously carried out by Seller.

                    (f)  Relocation of Premises.
                         ----------------------   Seller covenants and
          agrees, promptly following the Closing Date, to move certain furniture, fixtures, equipment and employees from the leasehold premises located at 17-01 Pollitt Drive to the leasehold premises located at 18-01 Pollitt Drive and to cooperate with Purchaser as to the time and manner in which said relocation is accomplished.

                    4.2  Covenants of Purchaser and Robert Plan.
                         --------------------------------------

                    (a)  Implementing Agreement.
                         ----------------------   Subject to the terms and
          conditions hereof (i) Purchaser shall take all actions required of it to fulfill its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby, and (ii) Robert Plan shall use its best efforts to take all actions required of it pursuant to the terms hereof, to cause Purchaser to execute and deliver this Agreement, to perform its obligations at the Closing as provided in the Agreement, and to extend its employee benefits to employees of ISG which are hired by Purchaser pursuant to the provisions of Section 4.2(e) hereof.

                    (b)  Further Assurances.
                         ------------------   Each of Purchaser and Robert
          Plan shall, without further consideration, execute and deliver, following the Closing Date, such other instruments of transfer and take such other actions as Seller may reasonably request in order to put Purchaser in possession of, and to vest in Purchaser, good, valid, and unencumbered title to the Purchased Assets in accordance with this Agreement and to consummate the transactions contemplated hereby; provided, however, that nothing
                                            --------  -------
          herein shall require that Robert Plan guarantee or otherwise undertake any financial or operating obligations of Purchaser.

                    (c)  Concurrent Execution.
                         --------------------   Robert Plan covenants and
          agrees to enter into the Restructuring Agreement and to cause its affiliated companies, Material Damage Adjustment Corporation, Lion Insurance Company and National Consumer Insurance Company, to enter into the Restructuring Agreement, and pursuant to the Restructuring Agreement and as required thereby, on the Closing Date, to execute, and to cause said affiliated companies to execute, the Stipulation, the Mutual General Release and the CWP Assignment.

                    (d)  New Service Contracts.
                         ---------------------   Purchaser covenants and
          agrees to enter into the New Services Contracts with the Customers of Seller on or before the Closing Date.

                    (e)  Employees of Seller.
                         -------------------   Purchaser agrees, for
          Seller's benefit only, that each individual who is offered and accepts an offer of employment from Purchaser (a "Transferred Employee") shall, subject to good conduct, (i) for the six (6) month period following the Closing Date be entitled to be paid a salary equal to no less than the rate of salary paid to such individual by Seller immediately prior to the Closing Date; and
          (ii) for the six (6) month period following the Closing Date, each Transferred Employee shall be eligible to participate in any now existing employee benefit plan of Purchaser and/or Robert Plan for similarly situated employees of a subsidiary of Robert Plan, in substantially the same manner and to the same extent as such Transferred Employee participates in a similar plan of Seller as of the date hereof. For purposes of eligibility to participate in, calculation of, and vesting of benefits under, such employee benefit plans sponsored by Purchaser and/or Robert Plan for its employees, service performed by a Transferred Employee for Seller prior to the Closing Date shall be considered as performed for Purchaser to the extent allowed by such employee benefit plan.

                    (f)  Access to Records.
                         -----------------   For a period of six (6) years
          from the Closing Date, Purchaser shall allow Seller access to all records related to the Business or the Purchased Assets in periods prior to the Closing which are transferred to Purchaser by Seller at the Closing and Purchaser further agrees to maintain and not to destroy such records for said six (6) year period until specifically instructed to do such by Seller, including without limitation, (i) inventory, maintenance and asset history records, (ii) all customer lists and telephone numbers with respect to past or present customers of Seller in the Business and all related sales and credit records, (iii) all employee lists and telephone numbers used in the Business and all other documentation relating to the Purchased Assets and (iv) all records, documentation, computer tapes, cartridges, microfilm and imaging records containing data relating to policy processing work and claims work performed by Seller prior to the Closing Date for the former customers of Seller listed on Schedule 4.2(f) hereto. The parties hereto acknowledge that the access to records provided herein by Purchaser to Seller is (i) for income tax purposes of Seller and (ii) for the purpose of enabling Seller to perform residual requests for documentation by former customers of Seller in respect of services performed by Seller prior to the Closing Date and to allow Seller to represent itself with respect to claims of former customers, relating to services performed by Seller prior to the Closing Date, and not for the transfer thereof to Seller or for any other use by Seller.

                    (g)  Relocation of Premises.
                         ----------------------   Purchaser covenants and
          agrees, promptly following the Closing Date, to move the ISG operation to the leasehold premises located at 17-01 Pollitt Drive and to cooperate with Seller so that the relocation of said ISG operation is undertaken at such time and accomplished in such manner so as to cause a minimum of disruption to the operations of Seller.


                                      ARTICLE 5

                           CONDITIONS PRECEDENT TO CLOSING

                    5.1  Conditions Precedent to Obligations of Purchaser.
                         ------------------------------------------------
          This Agreement and the obligations of Purchaser to perform hereunder at the Closing are subject to the satisfaction by Seller, or the waiver in writing by Purchaser, of the following conditions at or prior to the Closing Date:

                    (a)  Corporate Authorization.
                         -----------------------   Seller shall have
          delivered to Purchaser certified copies of the resolution(s) of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

                    (b)  Representations and Warranties True; Covenants
                         ----------------------------------------------
          Satisfied.
          ---------. All representations and warranties of Seller contained in this Agreement and in the Schedules hereto shall be true and correct in all material respects commencing as of the date hereof and ending with and on the Closing Date as though made on and as of the Closing Date. Seller shall have performed and complied with all of its respective covenants and obligations under this Agreement in all material respects.

                    (c)  Third-Party Consents.
                         -------------------- Seller shall have obtained and delivered to Purchaser all necessary consents and approvals of Governmental Authorities or third parties to permit Seller to sell the Purchased Assets, including such consents of parties to the Leases, the Assigned Contracts and the Data Processing Contracts as required under Section 3.1(d) hereof.

                    (d)  Execution of New Services Contracts with
                         ----------------------------------------
          Customers.
          ---------   The Customers of Seller shall have entered into the
          New Services Contracts pursuant to the provisions of the Restructuring Agreement.

                    (e)  Restructuring Agreement.
                         -----------------------   A closing with respect
          to the Restructuring Agreement shall have been held, in all material respects, as provided therein, and all parties thereto shall, in all material respects, have performed all acts required thereby to be performed at such closing and to the closing date.

                    (f)  Deliveries.
                         ----------   Seller shall have delivered to
          Purchaser each of the documents specified in Section 6.1 hereof.

                    (g)  Concurrent Execution.
                         --------------------   Robert Plan shall have
          entered into the Restructuring Agreement of even date herewith, and shall have, pursuant to the Restructuring Agreement and as required thereby, on the Closing Date, execute the Stipulation and the Mutual General Release.

                    5.2  Conditions Precedent to Obligations of Seller.
                         ---------------------------------------------
          This Agreement and the obligations of Seller to perform hereunder are subject to the satisfaction by Purchaser and Robert Plan, or waiver in writing by Seller, of the following conditions at or prior to the Closing Date:

                    (a)  Corporate Authorization.
                         -----------------------   Purchaser shall have
          delivered to Seller certified copies of the resolution(s) of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

                    (b)  Representations and Warranties True; Covenants
                         ----------------------------------------------
          Satisfied.
          ---------   All representations and warranties of Purchaser and
          Robert Plan contained in this Agreement and in the Schedules hereto shall be true and correct in all material respects commencing as of the date hereof and ending with and on the Closing Date as though made on and as of the Closing Date. Purchaser and Robert Plan shall have performed and complied with all of their respective covenants and obligations under this Agreement in all material respects.

                    (c)  Execution of New Services Contracts with
                         ----------------------------------------
          Customers.
          ---------   Purchaser shall have entered into the New Services
          Contracts with certain of the Customers of Seller pursuant to the provisions of the Restructuring Agreement.

                    (d)  Restructuring Agreement.
                         -----------------------   A closing with respect
          to the Restructuring Agreement shall have been held, in all material respects, as provided therein, and all parties thereto shall, in all material respects, have performed all acts required thereby to be performed at such closing and to the closing date.

                    (e)  Deliveries.
                         ----------   Purchaser shall have delivered to
          Seller each of the documents specified in Section 6.2 hereof.


                                      ARTICLE 6

                                      DELIVERIES

                    6.1  Seller's Deliveries.
                         -------------------   In addition to any other
          documents or agreements required under this Agreement, on or before the Closing Date, Seller shall deliver to Purchaser the following:

                    (a) the Bill of Sale in, or substantially in, the form annexed hereto as Exhibit B;

                    (b) the Assignment and Assumption Agreement, in, or substantially in, the form annexed hereto as Exhibit C, pursuant to which Seller will assign to Purchaser all of Seller's rights in and under each Assigned Contract being assigned to Purchaser as provided for herein;

                    (c) the Assignment and Assumption of Lease, in, or substantially in, the form annexed hereto as Exhibit D, pursuant to which Seller will assign to Purchaser all of Seller's rights in and under the real property Lease being assigned to Purchaser as provided for herein;

                    (d) such other assignments and other instruments of transfer and conveyance, in form and substance reasonably satisfactory to Purchaser's counsel, as shall be effective to vest in Purchaser the warranted title to all of the Purchased Assets;

                    (e)  all of the Purchased Assets as described in
          Section 1.1 hereto and the Schedules thereto;

                    (f) a certificate dated the Closing Date, executed by an executive officer of Seller, certifying as to the accuracy of, or compliance by Seller with, all representations, warranties and covenants of Seller as set forth herein;

                    (g) copies of all consents and approvals obtained, and registrations, qualifications, declarations, filings and notices made by Seller pursuant to Section 5.1(c) hereto;

                    (h) a certificate dated the Closing Date, executed by the secretary or assistant secretary of Seller, certifying resolutions of the Board of Directors approving and authorizing the execution, delivery and performance by Seller of this Agreement, the Related Agreements, and the consummation of the transactions contemplated hereby and thereby; and

                    (i) a legal opinion, dated as of the Closing Date, of Reid & Priest LLP, counsel to Seller, and addressed to Purchaser, in the form set forth in Exhibit E annexed hereto.

                    6.2  Purchaser's/Robert Plan's Deliveries.
                         ------------------------------------   In addition
          to any other documents or agreements required under this Agreement, on or before the Closing Date, Purchaser and/or Robert Plan shall deliver to Seller the following:

                    (a) the Assignment and Assumption Agreement, in, or substantially in, the form annexed hereto as Exhibit C;

                    (b) a certificate dated the Closing Date, executed by an executive officer of each of Purchaser and Robert Plan, certifying as to the accuracy of, or compliance by each of Purchaser and Robert Plan with, the respective representations, warranties and covenants of Purchaser and Robert Plan as set forth herein; and

                    (c) a certificate dated the Closing Date, executed by the secretary or assistant secretary of Purchaser, certifying resolutions of the Board of Directors approving and authorizing the execution, delivery and performance by Purchaser of this Agreement, and as appropriate, the Related Agreements, and the consummation of the transactions contemplated hereby.

                                      ARTICLE 7

                                   INDEMNIFICATION

                    7.1  Indemnification by Seller.
                         -------------------------   Seller agrees to
          defend, indemnify and hold Purchaser and any subsidiary or affiliate thereof, (the "Indemnified Purchaser Group"), harmless from and against any and all losses, liabilities, damages, claims, suits, costs or expenses (including reasonable attorneys' fees, penalties and interest) actually, or asserted by a third-party to be, resulting from, arising out of, or incurred as a result of (a) the breach of any representation made by Seller herein or in accordance herewith; (b) the breach of any warranty or covenant made by Seller herein or in accordance herewith; (c) any claim, whether made before or after the date of this Agreement, or any litigation, proceeding or governmental investigation, whether commenced before or after the date of this Agreement, arising out of the Business prior to the Closing Date, or otherwise arising out of any act or occurrence prior to, or any state of facts existing as of, the Closing Date (regardless of whether or not referred to on a Schedule to this Agreement or otherwise disclosed or known to Purchaser or any of the Customers); or (d) the failure of Seller to pay, perform or discharge any of Seller's obligations, liabilities, agreements or commitments not assumed by Purchaser pursuant to the provisions of this Agreement.

                    7.2  Indemnification by Purchaser.
                         ----------------------------   Purchaser agrees to
          defend, indemnify and hold Seller and any subsidiary or affiliate thereof (the "Indemnified Seller Group") harmless from and against any and all losses, liabilities, damages, claims, suits, costs, or expenses (including reasonable attorneys' fees, penalties and interest) actually, or asserted by a third-party to be, resulting from, arising out of, or incurred as a result of
          (a) the breach of any representation made by Purchaser herein or in accordance herewith; (b) the breach of any warranty or covenant made by Purchaser herein or in accordance herewith; (c) any claim or any litigation, proceeding or governmental investigation, commenced after the date of this Agreement arising out of the operations of the Business by Purchaser; or (d) the failure of Purchaser to pay, perform or discharge the Lease, any of the Assigned Contracts or any Additional Liability assumed by Purchaser pursuant to Section 1.3 hereof.

                    7.3  Survival of Covenants and Warranties.
                         ------------------------------------
          Notwithstanding anything to the contrary set forth herein, the representations, warranties, covenants and agreements made by Seller, on the one hand, and Purchaser, on the other hand, shall survive the execution of this Agreement.

                    7.4  Notice of Claims.
                         ----------------   Each of Purchaser and Seller
          agrees to give prompt written notice to the other of any claim against the party giving notice which might give rise to a claim by it or them against the other party hereto based upon the indemnity provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof; provided, however, that failure to give such notice will not;
          --------  -------
          affect the obligation of the indemnifying party to provide indemnification in accordance with the provisions of this Article 7 unless, and only to the extent that, such indemnifying party is actually prejudiced thereby. In the event that any action, suit or proceeding is brought against any member of the Indemnified Seller Group or the Indemnified Purchaser Group with respect to which any party hereto may have liability under the indemnification provisions contained herein, the indemnifying party shall have the duty, at his or its sole cost and expense, to defend such action in the name or on behalf of the indemnified party and, in connection with any such action, suit or proceeding, the parties hereto agree to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding; provided, however, that an indemnified party shall
                      --------  -------
          have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate because of actual or potential differing interests between such indemnified party and any other party represented by such counsel. If the indemnifying party shall undertake to defend such action, suit or proceeding, or to compromise any such asserted liability, it shall promptly notify the indemnified party of its intention to do so and provide the indemnified party with reasonable assurance as to the ability of the indemnifying party to defend or compromise, as the case may be, such matter which, with respect to Seller as indemnifying party, shall include reasonable assurance that Seller has and will have the financial capability to pay any judgment or compromise resulting from such asserted liability. Neither party hereto shall make any settlement of any claim which might give rise to liability of the other party under the indemnification provisions contained herein without the written consent of such other party, which consent such other party covenants shall not be unreasonably withheld.


                                      ARTICLE 8

                                  GENERAL PROVISIONS

                    8.1  Successors and Assigns.  This Agreement shall be
                         ----------------------   This Agreement shall be
          binding upon and inure to the benefit of Seller, Purchaser, and Robert Plan and their respective successors, representatives and assigns.

                    8.2  Waiver.
                         ------   No provision of this Agreement shall be
          deemed waived by course of conduct, unless such waiver is made in a writing signed by all parties hereto stating that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

                    8.3  Entire Agreement.
                         ----------------   This Agreement (together with
          the Schedules and Exhibits hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by Purchaser, Seller and Robert Plan (or by any director, officer, agent, or other representative of such parties) relating to the matters contemplated hereby. This Agreement, together with the Schedules and Exhibits hereto and together with the Related Agreements, constitutes the entire agreement by and among the parties and there are no agreements or commitments except as expressly set forth herein.

                    8.4  Notices.
                         -------   Any notice, demand, request, or other
          communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested, or by prepaid overnight express service to the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when delivered in the manner set forth above and shall be deemed to have been received when delivered. Notices shall be sent to the parties at the following addresses:

                    (a)  If to Seller:

                              Warner Insurance Services, Inc.
                              17-01 Pollitt Drive
                              Fair Lawn, New Jersey  07410
                              Tel: (201) 794-4800
                              Fax: (201) 791-9113
                              Attention:  President

                         with a copy (which shall not constitute notice) to:

                              Reid & Priest LLP
                              40 West 57th Street
                              New York, New York  10019
                              Tel: (212) 603-2000
                              Fax: (212) 603-2001
                              Attention:  Leonard Gubar, Esq.

                    (b)  If to Purchaser:

                              MDA Services, Inc.
                              100 Charles Lindbergh Blvd.
                              Uniondale, New York  11553
                              Tel: (516) 228-3204
                              Fax: (516) 228-8211
                              Attention:  Mr. Robert Wallach

                         If to Robert Plan:

                              The Robert Plan Corporation
                              100 Charles Lindbergh Blvd.
                              Uniondale, New York  11553
                              Tel:  (516) 228-3204
                              Fax:  (516-222-8211
                              Attention:  Mr. Robert Wallach

                         with a copy (which shall not constitute notice) to:

                              Murray & Hollander
                              400 Park Avenue
                              New York, New York  10022
                              Tel:  (212) 753-7640
                              Fax:  (212) 753-7113
                              Attention:  Carl Hollander, Esq.

                    8.5  Amendments, Supplements, Etc.
                         -----------------------------  This Agreement may
          be amended or modified only by a written instrument executed by all parties hereto which states specifically that it is intended to amend or modify this Agreement.

                    8.6  Severability.
                         ------------   If any provision of this Agreement
          shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                    8.7  Applicable Law.
                         --------------   This Agreement and the legal
          relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                    8.8  Titles and Headings.
                         -------------------   Titles and headings to
          sections hereof are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

                    8.9  Execution in Counterparts.
                         -------------------------   This Agreement may be
          executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              WARNER INSURANCE SERVICES, INC.


                              By: /s/ Alfred J. Moccia
                                  ------------------------------
                              Name: Alfred J. Moccia
                              Title: President and Chief Executive
                                     Officer

                              MDA SERVICES, INC.


                              By: /s/ Philber A. Nezamoodeen
                                  ------------------------------
                              Name: Philbert A. Nezamoondeen
                              Title: Executive Vice President


                              THE ROBERT PLAN CORPORATION


                              By: /s/ Carl Hollander
                                  ------------------------------
                              Name: Carl Hollander
                              Title: Secretary